                                                                 EXHIBIT (z)(1)

                           AGREEMENT OF JOINT FILING

         Madison River Properties, L.L.C., Insignia Properties, L.P., Insignia Properties Trust, Insignia Financial Group, Inc. and Andrew L. Farkas hereby agree that the Statement on Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

         Dated:   March 12, 1998

                        MADISON RIVER PROPERTIES, L.L.C.


                        By: /s/ JEFFREY P. COHEN
                            ----------------------------------------------
                            Jeffrey P. Cohen
                            Manager


                        INSIGNIA PROPERTIES, L.P.

                        By: Insignia Properties Trust,
                            its General Partner


                        By: /s/ JEFFREY P. COHEN
                            ----------------------------------------------
                            Jeffrey P. Cohen
                            Senior Vice President



                        INSIGNIA PROPERTIES TRUST


                        By: /s/ JEFFREY P. COHEN
                            ----------------------------------------------
                            Jeffrey P. Cohen
                            Senior Vice President



                        INSIGNIA FINANCIAL GROUP, INC.


                        By: /s/ FRANK M. GARRISON
                            ----------------------------------------------
                            Frank M. Garrison
                            Executive Managing Director


                        /s/ ANDREW L. FARKAS
                        --------------------------------------------------
                        ANDREW L. FARKAS